UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2021

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices) (Zip code)
(281) 646-5200
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In order to create a more efficient operating structure and focus on key strategic priorities, Academy Sports and Outdoors, Inc. (the “Company”) is eliminating the Chief Operating Officer position. As a result, Kenneth D. Attaway, Executive Vice President and Chief Operating Officer of the Company, will cease to serve in that role and will terminate employment with the Company, effective on January 29, 2021. As part of this leadership transition, responsibilities currently under the Chief Operating Officer role will be assumed by other senior employees, including Michael P. Mullican, the Company’s Executive Vice President and Chief Financial Officer, and Sam J. Johnson, the Company’s Executive Vice President of Retail Operations, effective on January 29, 2021. In connection with their assumption of such additional responsibilities and their annual base salary increases, Mr. Mullican’s base salary will be increased from $508,000 to $570,000 and Mr. Johnson’s base salary will be increased from $498,500 to $527,500.

On January 19, 2021, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Attaway, which provides that Mr. Attaway’s employment with the Company will end as of January 29, 2021. The Separation Agreement provides that Mr. Attaway will receive those separation payments and benefits that he is entitled to receive under his previously filed employment agreement in respect of a termination without cause, except that, in lieu of providing Mr. Attaway the pro-rated portion of his annual bonus under the Company’s 2019 Annual Incentive Plan, the Company has agreed to pay Mr. Attaway the bonus that would have been earned under the Company’s Annual Incentive Plan for fiscal 2020. Pursuant to the Separation Agreement, Mr. Attaway will be subject to customary confidentiality and restrictive covenant provisions, including non-disparagement, non-competition and non-solicitation.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

In connection with the leadership transition described above, effective on January 29, 2021, Sherry Harriman, the Company’s Senior Vice President, Logistics & Supply Chain, will report directly to the Company’s Chief Executive Officer and will be an executive officer of the Company.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

Exhibit No.	Description of Exhibit
10.1	Separation and Release Agreement, dated as of January 19, 2021, between Academy Managing Co., L.L.C. and Kenneth D. Attaway

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K on its behalf by the undersigned, thereto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: January 19, 2021	By:	/s/ Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary